                         ASSIGNMENT AND ASSUMPTION AGREEMENT

    THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into this 26th day of September, 1996, by and among First American Dental Benefits, Inc., a Texas corporation ("AMERICAN DENTAL"), D & R Dental Services Group (for itself and on behalf of Metroplex Dental Group/Irving L.L.P. and its affiliates) ("METROPLEX"), James L. Davenport, D.D.S. ("DR. DAVENPORT") and Martin J. Rinker, D.D.S. ("DR. RINKER").

    WHEREAS, Safeguard Health Enterprises, Inc., a Delaware corporation ("SAFEGUARD"), American Dental, Dr. Davenport, Dr. Rinker, and William N. Rees, Jr., have entered into a Stock Purchase Agreement, dated as of August 9, 1996 ("STOCK PURCHASE AGREEMENT"; capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement), pursuant to which, among other things, Safeguard has agreed to purchase the stock of American Dental;

    WHEREAS, Safeguard, American Dental, Dr. Davenport, Dr. Rinker, William N. Rees, Jr. and T.R.C. Agency, Inc. have entered into a letter agreement dated as of August 9, 1996 (the "LETTER AGREEMENT") which amends certain provisions of the Stock Purchase Agreement;

    WHEREAS, pursuant to Section 6.2 of the Stock Purchase Agreement, American Dental, Metroplex, Dr. Davenport and Dr. Rinker are required to execute and deliver this Assignment and Assumption Agreement whereby Metroplex assigns to American Dental and American Dental assumes from Metroplex the Contracts (as defined below) and any and all obligations associated with the Contracts that arise out of the ownership of the Contracts after the closing (other than as provided herein);

    NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. Metroplex hereby assigns to American Dental all its right, title and interest in and to the contracts (the "CONTRACTS") set forth on Exhibit A hereto.

    2. American Dental hereby undertakes and agrees from and after the Closing, subject to the limitations contained herein, to assume and to pay, perform and discharge when due the liabilities (the "LIABILITIES") arising out of American Dental's ownership of the Contracts after the Closing. American Dental shall discharge in a timely manner or make adequate provision for all of such Liabilities, PROVIDED that American Dental shall have no responsibility or liability for any Liabilities for which the related revenues attributable to such Contracts have not been retained for the payment of the corresponding capitation and commission payments due thereafter; and PROVIDED further, the ability to contest in good faith, any such claim of liability asserted in respect thereof.



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    3.   Except for the Liabilities assumed in paragraph 2. above, American
Dental shall not assume by this Assignment and Assumption Agreement or by virtue of the transactions contemplated by the Stock Purchase Agreement, and shall have no liability for any liabilities arising prior to the Closing Date with respect to the Contracts or the business of Metroplex, or for commissions or capitation owing in connection with the Contracts for which the related revenues have not been retained for payment against such liability (collectively, the "EXCLUDED LIABILITIES"). Metroplex shall pay, perform and discharge, when due, all of the Excluded Liabilities.


    4. No persons other than American Dental, Metroplex, Dr. Davenport and Dr. Rinker, their successors and assigns shall have any rights under this Assignment and Assumption Agreement of the provisions contained herein.

    5. This Assignment and Assumption Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

    6. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to a contract executed and performed in such State without giving effect to the applicable conflicts of laws principles thereof.

    7. The terms of the Stock Purchase Agreement and Letter Agreement shall be incorporated by reference in their entirety into this Assignment and Assumption Agreement, as if such terms were expressly set forth herein. In the event of any conflict between the provisions of this Agreement and the Stock Purchase Agreement or Letter Agreement with respect to the matters contained herein, the terms of this Agreement shall control.



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    IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption
Agreement to be entered into as of the date first written above.

                             D AND R DENTAL SERVICES GROUP
                             (METROPLEX DENTAL GROUP/IRVING L.L.P.)

                             By: American Dental Benefits Group, Inc.
                             Title: Sole General Partner

                                    By: JAMES L. DAVENPORT, D.D.S
                                      ----------------------------------
                                    Name:  James L. Davenport, D.D.S.
                                    Title: President and Secretary

                             FIRST AMERICAN DENTAL BENEFITS, INC.

                             By:    JAMES L. DAVENPORT, D.D.S
                                 ---------------------------------------
                             Name:  James L. Davenport, D.D.S.
                             Title: Chairman of the Board and Chief Executive
                                     Officer

                             By:    Martin J. Rinker,D.D.S.
                                 ---------------------------------------
                             Name:  MARTIN J. RINKER, D.D.S.
                             Title: Vice President and Secretary/Treasurer

                             By:    JAMES L. DAVENPORT, D.D.S.
                                     -----------------------------------
                                       JAMES L. DAVENPORT, D.D.S.

                             By:    MARTIN J. RINKER,D.D.S.
                                     -----------------------------------
                                       MARTIN J. RINKER, D.D.S.






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